Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.
Announces 2016 Second Quarter Results

2016 Second Quarter Highlights

•	Net income from continuing operations attributable to the limited partners of $47.7 million, or $3.90 per unit

•	Net cash provided by operating activities of continuing operations of $23.2 million

•	Adjusted EBITDA of $81.6 million

HOUSTON, August 4, 2016 – Natural Resource Partners L.P. (NYSE:NRP) today reported net income from continuing operations attributable to the limited partners for the three months ended June 30, 2016 of $47.7 million, or $3.90 per unit, an increase of $13.3 million, from $34.4 million, or $2.82 per unit, a year earlier. Net cash provided by operating activities from continuing operations was $23.2 million in the second quarter of 2016, a decline of $20.2 million compared to the prior year. Adjusted EBITDA, a non-GAAP measure, was $81.6 million for the three months ended June 30, 2016, an increase of $10.4 million compared to 2015. Reconciliations for all non-GAAP items are shown in tables at the end of the release.

"Our second quarter results were positively impacted by the proactive management of our coal assets, as we were able to reduce our liabilities for deferred revenue by $35.5 million and recognize a corresponding amount of revenue through negotiated forfeitures by several of our lessees of rights to recoup previously paid minimum royalties,” said Wyatt Hogan, President and Chief Operating Officer.  “Our aggregates and soda ash businesses continue to provide stability and diversification to our asset base and, while the coal markets are still quite challenging, we are starting to see some initial signs of firming thermal and metallurgical coal prices.  In addition, with the closing of our oil and gas sale in July, we were able to generate an additional $116.1 million in cash proceeds to be directed towards our deleveraging objectives.  We have made substantial progress in this regard, and continue to be focused on right-sizing our balance sheet through cost management and additional asset sales with an eye towards the ultimate refinancing of our 2018 debt maturities.”

NRP has recently taken the following steps to achieve the financial objectives outlined in the April 2015 strategic plan:

•	reduced debt by $88.5 million (including discontinued operations) in the first six months of 2016, including $37.3 million in the second quarter of 2016;

•	closed the sale of NRP Oil and Gas' non-operated working interest for $116.1 million in July 2016, and repaid the $75 million NRP Oil and Gas Revolving Credit Facility in full;

•	total debt reduction for 2015 and 2016 to date is nearly $255 million (including discontinued operations); and

•	amended and extended the NRP (Operating) credit facility maturity to June 30, 2018.
At June 30, 2016, NRP had $21.4 million of cash liquidity.

Business Results and Outlook

The table below presents NRP's business results by segment for the three months ended June 30, 2016 and 2015:

	Operating Business Segments
	Coal and Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(In thousands)
Three Months Ended June 30, 2016
Total revenues and other income	$76,463	$10,188	$31,651	$(56)	$—	$118,246
Total operating expenses excluding impairments (1)	$14,727	$—	$28,182	$466	$4,039	$47,414
Asset impairments	$91	$—	$—	$—	$—	$91
Net income (loss) from continuing operations	$61,675	$10,188	$3,439	$(522)	$(26,147)	$48,633
Adjusted EBITDA (1)	$69,074	$9,800	$7,129	$(344)	$(4,032)	$81,627
Net cash provided by (used in) operating activities of continuing operations	$32,610	$17,032	$6,210	$1,110	$(33,773)	$23,189
Net cash provided by (used in) investing activities of continuing operations	$2,685	$—	$(1,672)	$1,499	$—	$2,512
Net cash provided by (used in) financing activities of continuing operations	$(47,102)	$(17,029)	$(2,604)	$(2,580)	$14,385	$(54,930)
Distributable Cash Flow (1)	$35,300	$17,032	$4,152	$2,609	$(33,773)	$25,320

Three Months Ended June 30, 2015
Total revenues and other income	$70,150	$11,599	$41,042	$892	$—	$123,683
Total operating expenses excluding impairments (1)	$19,819	$—	$37,429	$2,089	$2,219	$61,556
Asset impairments	$3,803	$—	$—	$—	$—	$3,803
Net income (loss) from continuing operations	$46,528	$11,599	$3,613	$(1,197)	$(24,154)	$36,389
Adjusted EBITDA (1)	$53,790	$10,902	$8,478	$266	$(2,218)	$71,218
Net cash provided by (used in) operating activities of continuing operations	$63,071	$11,567	$6,625	$1,435	$(39,312)	$43,386
Net cash provided by (used in) investing activities of continuing operations	$5,176	$—	$(3,658)	$(337)	$—	$1,181
Net cash provided by (used in) financing activities of continuing operations	$(71,451)	$(11,567)	$(3,765)	$(10,506)	$29,847	$(67,442)
Distributable Cash Flow (1)	$67,077	$11,567	$5,505	$394	$(39,312)	$45,231

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

The table below presents NRP's business results by segment for the six months ended June 30, 2016 and 2015:

	Operating Business Segments
	Coal and Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(In thousands)
Six Months Ended June 30, 2016
Total revenues and other income	$117,098	$19,989	$56,333	$20,653	$—	$214,073
Total operating expenses excluding impairments (1)	$28,889	$—	$53,879	$1,378	$8,211	$92,357
Asset impairments	$1,984	$—	$—	$—	$—	$1,984
Net income (loss) from continuing operations	$86,277	$19,989	$2,402	$19,275	$(52,959)	$74,984
Adjusted EBITDA (1)	$102,330	$22,050	$9,654	$19,632	$(8,185)	$145,481
Net cash provided by (used in) operating activities of continuing operations	$55,908	$22,050	$12,323	$467	$(52,102)	$38,646
Net cash provided by (used in) investing activities of continuing operations	$12,796	$—	$(3,890)	$34,347	$—	$43,253
Net cash provided by (used in) financing activities of continuing operations	$(93,161)	$(22,050)	$(3,819)	$(45,205)	$62,523	$(101,712)
Distributable Cash Flow (1)	$68,709	$22,050	$9,018	$34,814	$(52,102)	$82,489

Six Months Ended June 30, 2015
Total revenues and other income	$125,275	$24,122	$67,841	$2,507	$—	$219,745
Total operating expenses excluding impairments (1)	$38,249	$—	$66,719	$561	$5,590	$111,119
Asset impairments	$3,803	$—	$—	$—	$—	$3,803
Net income (loss) from continuing operations	$83,223	$24,122	$1,122	$1,946	$(49,645)	$60,768
Adjusted EBITDA (1)	$100,501	$21,805	$9,843	$1,051	$(5,574)	$127,626
Net cash provided by (used in) operating activities of continuing operations	$109,250	$18,016	$13,942	$202	$(56,393)	$85,017
Net cash provided by (used in) investing activities of continuing operations	$7,461	$—	$(4,360)	$(337)	$—	$2,764
Net cash provided by (used in) financing activities of continuing operations	$(152,192)	$(18,016)	$(10,907)	$(11,610)	$64,777	$(127,948)
Distributable Cash Flow (1)	$115,210	$18,016	$12,609	$(1,170)	$(56,393)	$88,272

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Coal and Hard Mineral Royalty and Other

Although the thermal and metallurgical coal markets remain challenged in the near term, prices have improved recently for both commodities.  As of June 30, coal production in the United States was down approximately 27% over 2015 production, and warm summer weather has led to drawdowns from inventories.  However, there are still significant stockpiles at the utilities, and the strong dollar remains a headwind for exports.  NRP believes that additional tons will come out of the market over the remainder of 2016, but that the market is moving towards an equilibrium that could lead to improved pricing in 2017.

Revenues and other income increased $6.3 million, or 9%, from $70.2 million in the three months ended June 30, 2015 to $76.5 million in the three months ended June 30, 2016. This increase is related to a $38.8 million increase in minimums recognized as revenue in the three months ending June 30, 2016 over the same period in 2015. Offsetting a significant portion of this increase was a $15.9 million reduction in total coal royalty revenues caused by a 7.6 million ton reduction in sales partially offset by a $0.74 per ton increase in combined average coal royalty revenue per ton. While all regions experienced reduced revenue, the largest decreases occurred in Central Appalachia and in the Illinois Basin, where Foresight's Deer Run mine is currently idled. In addition, revenues and other income in the three months ended June 30, 2016 did not include a $9.3 million gain on coal reserve swaps recognized in the three months ended June 30, 2015.

Net income from continuing operations increased $15.2 million, or 33%, from $46.5 million in the three months ended June 30, 2015 to $61.7 million in the three months ended June 30, 2016. This increase is primarily related to increased revenues discussed above, lower depreciation, depletion and amortization expenses and lower impairments in 2016 compared to 2015.

Adjusted EBITDA increased $15.3 million, or 28%, from $53.8 million in the three months ended June 30, 2015 to $69.1 million in the three months ended June 30, 2016. This increase was primarily the result of increased minimums recognized as revenue in 2016.

Operating cash provided by continuing operations decreased $30.5 million, or 48%, from $63.1 million in the three months ended June 30, 2015 to $32.6 million in the three months ended June 30, 2016.

Soda Ash

NRP expects operational improvements at Ciner Wyoming to lead to higher sales volumes both domestically and internationally in the second half of the year.

Revenues and other income related to our Soda Ash segment decreased $1.4 million, or 12%, from $11.6 million in the three months ended June 30, 2015 to $10.2 million in the three months ended June 30, 2016. While prices increased in the second quarter as compared to the first quarter of 2016, they were lower both domestically and internationally as compared to the second quarter of 2015, leading to the reduction. For the three months ended June 30, 2016, we received $9.8 million in cash distributions from Ciner Wyoming and for the three months ended June 30, 2015, we received $10.9 million in cash distributions.

Operating cash provided by continuing operations of $17.0 million for the three months ended June 30, 2016 includes the correction of the presentation of our final contingency payment made during the first quarter of 2016. In the second quarter of 2016, the Partnership determined its net cash provided by operating activities and net cash used by financing activities were understated by $7.2 million for the three months ended March 31, 2016 related to this payment. Following the end of the second quarter of 2016, Ciner Wyoming declared a distribution of $12.25 million to NRP resulting from its second quarter 2016 results.

VantaCore

VantaCore's construction aggregates mining business is largely dependent on the strength of the local markets that it serves and is seasonal. The largest component of the VantaCore segment is the Laurel operation in southwestern Pennsylvania that serves producers and service companies operating in the Marcellus and Utica Shales. Low natural gas prices have led to a slowing pace of exploration and development in those areas and impacted Laurel's revenues. This decline has been offset both by increased construction revenue at Laurel and reduced costs across all of the VantaCore operations. In addition, McIntosh Construction has seen nearly a 30% rise in the second quarter and is expected to remain strong during the summer and fall months.

Revenues and other income related to our VantaCore segment decreased $9.3 million, or 23%, from $41.0 million in the three months ended June 30, 2015 to $31.7 million in the three months ended June 30, 2016. This decrease was primarily the result of a reduction in revenue at Laurel related to the brokered stone business including reduced delivery income quarter-over-quarter and lower sales going into the Marcellus. The reduction at Laurel was partially offset by increased construction revenues; an increase at VantaCore's McIntosh operation in Tennessee; as well as, increases related to the Grand Rivers quarry in Kentucky. Tonnage sold declined 10% or 0.2 million tons quarter-over-quarter to 1.8 million tons.

Net income from continuing operations was relatively flat quarter over quarter, decreasing $0.2 million, or 6% from $3.6 million in the three months ended June 30, 2015 to $3.4 million in the three months ended June 30, 2016. Notwithstanding the decrease in revenue and other income described above, VantaCore's net income was able to remain relatively flat as a result of reduced material costs and overhead.

Adjusted EBITDA decreased $1.4 million, or 16%, from $8.5 million, in the three months ended June 30, 2015 to $7.1 million in the three months ended June 30, 2016. This decrease was primarily the result of the decrease in revenues predominantly offset by lower costs discussed above.

Operating cash provided by continuing operations decreased $0.4 million, or 6%, from $6.6 million in the three months ended June 30, 2015 to $6.2 million in the three months ended June 30, 2016 due to lower net income quarter-over-quarter.

Oil and Gas

In July 2016, NRP Oil and Gas sold its non-operated oil and gas working interest assets in the Williston Basin for $116.1 million, subject to customary post-closing purchase price adjustments. Our exit from this business represents a strategic shift to reduce debt and focus on our aggregates, soda ash, and coal and hard minerals business segments. As a result, we have classified the operating results and cash flows of our non-operated oil and gas working interest assets as discontinued operations in our consolidated statements of comprehensive income and consolidated statements of cash flows for all periods presented. Additionally, the related assets and liabilities associated with discontinued operations are classified as discontinued in our consolidated balance sheet. During the third quarter of 2016, we plan to transition the management responsibilities and reporting of our remaining oil and gas royalty assets into the Coal and Hard Minerals Royalty and Other operating segment.

Corporate and Financing

Corporate and financing general and administrative expense (including affiliates) includes corporate headquarters, financing and centralized treasury and accounting. These costs increased $1.8 million from $2.2 million in the three months ended June 30, 2015 to $4.0 million in the three months ended June 30, 2016 primarily due to increased legal and advisory fees related to the implementation of our long-term plan to strengthen our balance sheet, reduce debt and enhance liquidity in order to reposition the Partnership for future growth. Interest expense was essentially flat from $21.9 million in the three months ended June 30, 2015 to $22.1 million in the three months ended June 30, 2016.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX.  NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation, and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, gain on reserve swaps and income to non-controlling interest; plus distributions from equity earnings in unconsolidated investment, interest expense, depreciation, depletion and amortization and asset impairments.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable Cash Flow” is a non-GAAP financial measure that we define as net cash provided by operating activities of continuing operations, plus returns of unconsolidated equity investments, proceeds from sales of assets, and returns of long-term contract receivables—affiliate, less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. DCF is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the Partnership's ability to make cash distributions to our unitholders and our general partner and repay debt.

“Operating expenses excluding impairments” is a non-GAAP financial measure that we define as total operating expenses less asset impairments. “Operating expenses excluding impairments,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Operating expenses excluding impairments should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Operating expenses excluding impairments provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Operating expenses excluding impairments does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Operating expenses excluding impairments is useful in evaluating our financial performance because asset impairments are one-time non-cash charges and excluding these from total operating expenses allows us to better compare results period-over-period. A reconciliation of Operating expenses excluding impairments to total operating expenses is included in the tables attached to this release.

“Net income excluding impairments” is a non-GAAP financial measure that we define as net income (loss) plus asset impairments. Net income excluding impairments, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Net income excluding impairments should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes net income excluding impairments is useful in evaluating our financial performance because asset impairments are irregular non-cash charges and excluding these from net income allows us to better compare results period-over-period. A reconciliation of Net income excluding impairments to net income is included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, trona and soda ash, construction aggregates, crude oil and natural gas, frac sand and other natural resources; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, our ability to consummate planned asset sales and execute on our long-term strategic plan and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income
(in thousands, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues and other income:
Coal and hard mineral royalty and other	$58,892	$34,752	$87,368	$69,201
Coal and hard mineral royalty and other—affiliates	17,504	32,342	28,074	51,403
VantaCore	31,642	40,643	56,324	67,442
Oil and gas royalty	1,091	892	1,464	2,507
Equity in earnings of Ciner Wyoming	10,188	11,599	19,989	24,122
Gain (loss) on asset sales	(1,071)	3,455	20,854	5,070
Total revenues and other income	118,246	123,683	214,073	219,745

Operating expenses:
Operating and maintenance expenses	29,797	36,781	56,582	68,592
Operating and maintenance expenses—affiliates, net	2,402	3,479	5,886	6,346
Depreciation, depletion and amortization	10,472	18,170	20,252	28,846
Amortization expense—affiliate	704	907	1,426	1,745
General and administrative	3,173	1,918	6,408	4,205
General and administrative—affiliates	866	301	1,803	1,385
Asset impairments	91	3,803	1,984	3,803
Total operating expenses	47,505	65,359	94,341	114,922

Income from operations	70,741	58,324	119,732	104,823

Other income (expense)
Interest expense	(22,054)	(21,474)	(44,251)	(43,147)
Interest expense—affiliate	(61)	(462)	(523)	(924)
Interest income	7	1	26	16
Other expense, net	(22,108)	(21,935)	(44,748)	(44,055)

Net income from continuing operations	48,633	36,389	74,984	60,768
Loss from discontinued operations (see Note 3)	(2,187)	(3,811)	(5,111)	(10,701)
Net income	46,446	32,578	69,873	50,067
Less: net income attributable to non-controlling interest	—	(1,244)	—	(1,244)
Net income attributable to NRP	$46,446	$31,334	$69,873	$48,823

Net income (loss) attributable to limited partners:
Continuing operations	$47,726	$34,442	$73,616	$58,334
Discontinued operations	(2,143)	(3,735)	(5,009)	(10,487)
Total	45,583	30,707	68,607	47,847

Net income (loss) attributable to the general partner:
Continuing operations	$907	$703	$1,368	$1,190
Discontinued operations	(44)	(76)	(102)	(214)
Total	$863	$627	$1,266	$976

Basic and diluted net income (loss) per common unit:
Continuing operations	$3.90	$2.82	$6.02	$4.77
Discontinued operations	(0.18)	(0.31)	(0.41)	(0.86)
Total	$3.72	$2.51	$5.61	$3.91

Weighted average number of common units outstanding	12,232	12,232	12,232	12,232

Net income	$46,446	$32,578	$69,873	$50,067
Add: comprehensive income (loss) from unconsolidated investment and other	462	210	(83)	(755)
Less: comprehensive income attributable to non-controlling interest	—	(1,244)	—	(1,244)
Comprehensive income	$46,908	$31,544	$69,790	$48,068

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income	$46,446	$32,578	$69,873	$50,067
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	10,472	18,170	20,252	28,846
Amortization expense—affiliates	704	907	1,426	1,745
Distributions from equity earnings from unconsolidated investment	9,800	10,902	22,050	21,805
Equity earnings from unconsolidated investment	(10,188)	(11,599)	(19,989)	(24,122)
Gain on asset sales	1,071	(3,455)	(20,854)	(5,070)
Loss from discontinued operations	2,187	3,811	5,111	10,701
Asset impairment	91	3,803	1,984	3,803
Gain on reserve swap	—	(9,290)	—	(9,290)
Other, net	1,825	2,784	4,094	(10,049)
Other, net—affiliates	(1,571)	380	212	(352)
Change in operating assets and liabilities:
Accounts receivable	(33)	(1,208)	3,922	6,620
Accounts receivable—affiliates	(1,201)	(2,378)	(2,271)	1,302
Accounts payable	(128)	3,290	150	686
Accounts payable—affiliates	(250)	(27)	(25)	(41)
Accrued liabilities	2,827	(8,383)	(3,131)	63
Accrued liabilities—affiliates	(913)	—	(456)	—
Deferred revenue	(34,141)	1,654	(38,204)	7,499
Deferred revenue—affiliates	(3,075)	801	(4,060)	63
Other items, net	(1,341)	646	(2,045)	741
Other items, net—affiliates	607	—	607	—
Net cash provided by operating activities of continuing operations	23,189	43,386	38,646	85,017
Net cash provided by operating activities of discontinued operations	1,841	7,252	5,815	21,093
Net cash provided by operating activities	25,030	50,638	44,461	106,110
Cash flows from investing activities:
Proceeds from sale of oil and gas royalty properties	1,499	—	34,347	—
Proceeds from sale of coal and hard mineral royalty properties	—	539	9,802	1,845
Return of long-term contract receivables—affiliate	1,871	—	2,180	1,137
Proceeds from sale of plant and equipment and other	840	4,350	843	5,255
Acquisition of plant and equipment and other	(1,698)	(3,708)	(3,919)	(5,073)
Acquisition of mineral rights	—	—	—	(400)
Net cash provided by investing activities of continuing operations	2,512	1,181	43,253	2,764
Net cash used in investing activities of discontinued operations	(1,089)	(11,852)	(3,814)	(25,285)
Net cash provided by (used in) investing activities	1,423	(10,671)	39,439	(22,521)
Cash flows from financing activities:
Proceeds from loans	20,000	—	20,000	25,000
Repayments of loans	(57,316)	(17,317)	(98,482)	(58,483)
Distributions to partners	(5,616)	(11,232)	(11,232)	(54,910)
Distributions to non-controlling interest	—	(2,082)	—	(2,744)
Contributions to discontinued operations	—	(31,725)	—	(31,725)
Debt issue costs and other	(11,998)	(5,086)	(11,998)	(5,086)
Net cash used in financing activities of continuing operations	(54,930)	(67,442)	(101,712)	(127,948)
Net cash provided by (used in) financing activities of discontinued operations	(232)	21,725	(10,570)	21,808
Net cash used in financing activities	(55,162)	(45,717)	(112,282)	(106,140)

Natural Resource Partners L.P.
Financial Tables

Net decrease in cash and cash equivalents	(28,706)	(5,750)	(28,382)	(22,551)
Cash and cash equivalents of continuing operations at beginning of period	50,620	31,679	41,204	48,971
Cash and cash equivalents of discontinued operations at beginning of period	1,477	1,596	10,569	1,105
Cash and cash equivalents at beginning of period	52,097	33,275	51,773	50,076
Cash and cash equivalents at end of period	23,391	27,525	23,391	27,525
Less: cash and cash equivalents of discontinued operations at end of period	2,000	18,721	2,000	18,721
Cash and cash equivalents of continuing operations at end of period	$21,391	$8,804	$21,391	$8,804

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets
(in thousands)
	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,391	$41,204
Accounts receivable, net	40,815	43,633
Accounts receivable—affiliates	8,616	6,345
Inventory	7,832	7,835
Prepaid expenses and other	4,777	4,268
Current assets of discontinued operations (see Note 3)	113,218	17,844
Total current assets	196,649	121,129
Land	25,020	25,022
Plant and equipment, net	55,763	60,675
Mineral rights, net	946,355	984,522
Intangible assets, net	3,470	3,930
Intangible assets, net—affiliate	51,570	52,997
Equity in unconsolidated investment	259,778	261,942
Long-term contracts receivable—affiliate	44,572	47,359
Other assets	863	1,173
Other assets—affiliate	1,046	1,124
Non-current assets of discontinued operations (see Note 3)	—	110,162
Total assets	$1,585,086	$1,670,035
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$5,260	$5,022
Accounts payable—affiliates	779	801
Accrued liabilities	33,837	44,997
Accrued liabilities—affiliates	—	456
Current portion of long-term debt, net	157,996	80,745
Current liabilities of discontinued operations (see Note 3)	79,947	4,388
Total current liabilities	277,819	136,409
Deferred revenue	42,608	80,812
Deferred revenue—affiliates	78,793	82,853
Long-term debt, net	1,050,562	1,186,681
Long-term debt, net—affiliate	—	19,930
Other non-current liabilities	3,670	5,171
Non-current liabilities of discontinued operations (see Note 3)	—	85,237
Commitments and contingencies (see Note 11)
Partners’ capital:
Common unitholders’ interest (12,232,006 units outstanding)	136,695	79,094
General partner’s interest	568	(606)
Accumulated other comprehensive loss	(2,235)	(2,152)
Total partners’ capital	135,028	76,336
Non-controlling interest	(3,394)	(3,394)
Total capital	131,634	72,942
Total liabilities and capital	$1,585,086	$1,670,035

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Coal, Hard Mineral Royalty and Other
(in thousands except per ton data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Coal royalty production (tons)
Appalachia
Northern (1)	(138)	4,318	1,292	6,063
Central	3,470	4,376	6,698	8,760
Southern	773	1,174	1,518	2,149
Total Appalachia	4,105	9,868	9,508	16,972
Illinois Basin	1,909	2,960	3,637	5,543
Northern Powder River Basin	442	892	1,416	2,196
Gulf Coast	—	300	—	417
Total coal royalty production	6,456	14,020	14,561	25,128

Average coal royalty revenue per ton
Appalachia
Northern	N/A (1)	$0.16	$1.27	$0.22
Central	3.13	4.04	3.19	4.02
Southern	3.36	4.60	3.16	4.69
Total Appalachia	3.39	2.41	2.92	2.75
Illinois Basin	3.76	3.90	3.54	3.97
Northern Powder River Basin	3.05	2.32	2.82	2.54
Gulf Coast	—	3.49	—	3.50
Combined average coal royalty revenue per ton	3.48	2.74	3.07	3.01

Coal royalty revenues
Appalachia
Northern (1)	$463	$708	$1,635	$1,342
Central	10,864	17,670	21,337	35,176
Southern	2,598	5,399	4,800	10,085
Total Appalachia	13,925	23,777	27,772	46,603
Illinois Basin	7,181	11,538	12,867	22,005
Northern Powder River Basin	1,348	2,071	4,000	5,578
Gulf Coast	—	1,047	—	1,459
Total coal royalty revenue	$22,454	$38,433	$44,639	$75,645

Other Coal and Hard Mineral Royalty and Other revenues
Override revenue	$657	$1,071	$867	$1,762
Transportation and processing fees	5,302	6,465	9,536	11,062
Minimums recognized as revenue	43,527	4,706	50,492	9,246
Gain on reserve swap	—	9,290	—	9,290
DOH sale	—	—	268	1,665
Wheelage	465	939	878	1,716
Hard mineral royalty revenues	603	2,261	1,494	4,434
Gain on asset sales	67	3,056	1,656	4,671
Property tax revenue	3,027	3,070	6,332	6,074
Other	361	859	936	(290)
Total other Coal and Hard Mineral Royalty and Other revenue	$54,009	$31,717	$72,459	$49,630
Total Coal and Hard Mineral Royalty and Other revenue	$76,463	$70,150	$117,098	$125,275

(1) Northern Appalachia was impacted by a prior period adjustment of 0.4 million tons and less than $0.1 million in royalty revenue related to the Hibbs Run mine that ceased production during 2016. Absent this adjustment, production in the Northern Appalachia region was 0.2 million tons, average revenue per ton was $2.08 and revenue was $0.4 million.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(in thousands)

	Coal and Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(Unaudited)
Three Months Ended June 30, 2016
Net cash provided by (used in) operating activities of continuing operations	$32,610	$17,032	$6,210	$1,110	$(33,773)	$23,189
Add: return on long-term contract receivables—affiliate	1,871	—	—	—	—	1,871
Add: proceeds from sale of PP&E	819	—	21	—	—	840
Add: proceeds from sale of mineral rights	—	—	—	1,499	—	1,499
Less: maintenance capital expenditures	—	—	(2,079)	—	—	(2,079)
DCF	$35,300	$17,032	$4,152	$2,609	$(33,773)	$25,320

Three Months Ended June 30, 2015
Net cash provided by (used in) operating activities of continuing operations	$63,071	$11,567	$6,625	$1,435	$(39,312)	$43,386
Add: proceeds from sale of PP&E	4,350	—	—	—	—	4,350
Add: proceeds from sale of mineral rights	539	—	—	—	—	539
Less: maintenance capital expenditures	158	—	(1,120)	—	—	(962)
Less: distributions to non-controlling interest	(1,041)	—	—	(1,041)	—	(2,082)
DCF	$67,077	$11,567	$5,505	$394	$(39,312)	$45,231

Six Months Ended June 30, 2016
Net cash provided by (used in) operating activities of continuing operations	$55,908	$22,050	$12,323	$467	$(52,102)	$38,646
Add: return on long-term contract receivables—affiliate	2,180	—	—	—	—	2,180
Add: proceeds from sale of PP&E	819	—	24	—	—	843
Add: proceeds from sale of mineral rights	9,802	—	—	34,347	—	44,149
Less: maintenance capital expenditures	—	—	(3,329)	—	—	(3,329)
DCF	$68,709	$22,050	$9,018	$34,814	$(52,102)	$82,489

Six Months Ended June 30, 2015
Net cash provided by (used in) operating activities of continuing operations	$109,250	$18,016	$13,942	$202	$(56,393)	$85,017
Add: return on long-term contract receivables—affiliate	1,137	—	—	—	—	1,137
Add: proceeds from sale of PP&E	4,350	—	905	—	—	5,255
Add: proceeds from sale of mineral rights	1,845	—	—	—	—	1,845
Less: maintenance capital expenditures	—	—	(2,238)	—	—	(2,238)
Less: distributions to non-controlling interest	(1,372)	—	—	(1,372)	—	(2,744)
DCF	$115,210	$18,016	$12,609	$(1,170)	$(56,393)	$88,272

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(in thousands)

	Coal and Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(Unaudited)
Three Months Ended June 30, 2016
Net income (loss) from continuing operations	$61,675	$10,188	$3,439	$(522)	$(26,147)	$48,633
Less: equity earnings from unconsolidated investment	—	(10,188)	—	—	—	(10,188)
Add: distributions from unconsolidated investment	—	9,800	—	—	—	9,800
Add: depreciation, depletion and amortization	7,308	—	3,690	178	—	11,176
Add: asset impairment	91	—	—	—	—	91
Add: interest expense	—	—	—	—	22,115	22,115
Adjusted EBITDA	$69,074	$9,800	$7,129	$(344)	$(4,032)	$81,627

Three Months Ended June 30, 2015
Net income (loss) from continuing operations	$46,528	$11,599	$3,613	$(1,197)	$(24,154)	$36,389
Less: equity earnings from unconsolidated investment	—	(11,599)	—	—	—	(11,599)
Less: gain on reserve swap	(9,290)	—	—	—	—	(9,290)
Add: distributions from unconsolidated investment	—	10,902	—	—	—	10,902
Add: depreciation, depletion and amortization	12,749	—	4,865	1,463	—	19,077
Add: asset impairment	3,803	—	—	—	—	3,803
Add: interest expense	—	—	—	—	21,936	21,936
Adjusted EBITDA	$53,790	$10,902	$8,478	$266	$(2,218)	$71,218

Six Months Ended June 30, 2016
Net income (loss) from continuing operations	$86,277	$19,989	$2,402	$19,275	$(52,959)	$74,984
Less: equity earnings from unconsolidated investment	—	(19,989)	—	—	—	(19,989)
Add: distributions from unconsolidated investment	—	22,050	—	—	—	22,050
Add: depreciation, depletion and amortization	14,069	—	7,252	357	—	21,678
Add: asset impairment	1,984	—	—	—	—	1,984
Add: interest expense	—	—	—	—	44,774	44,774
Adjusted EBITDA	$102,330	$22,050	$9,654	$19,632	$(8,185)	$145,481

Six Months Ended June 30, 2015
Net income (loss) from continuing operations	$83,223	$24,122	$1,122	$1,946	$(49,645)	$60,768
Less: equity earnings from unconsolidated investment	—	(24,122)	—	—	—	(24,122)
Less: gain on reserve swap	(9,290)	—	—	—	—	(9,290)
Add: distributions from unconsolidated investment	—	21,805	—	—	—	21,805
Add: depreciation, depletion and amortization	22,765	—	8,721	(895)	—	30,591
Add: asset impairment	3,803	—	—	—	—	3,803
Add: interest expense	—	—	—	—	44,071	44,071
Adjusted EBITDA	$100,501	$21,805	$9,843	$1,051	$(5,574)	$127,626

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Operating Expenses Excluding Impairments
(in thousands)

	Coal and Hard Mineral Royalty and Other				Corporate and Financing
		Soda Ash	VantaCore	Oil and Gas		Total
	(Unaudited)
Three Months Ended June 30, 2016
Total operating expenses	$14,818	$—	$28,182	$466	$4,039	$47,505
Less: asset impairments	91	—	—	—	—	91
Operating expenses excluding impairments	$14,727	$—	$28,182	$466	$4,039	$47,414

Three Months Ended June 30, 2015
Total operating expenses	$23,622	$—	$37,429	$2,089	$2,219	$65,359
Less: asset impairments	3,803	—	—	—	—	3,803
Operating expenses excluding impairments	$19,819	$—	$37,429	$2,089	$2,219	$61,556

Six Months Ended June 30, 2016
Total operating expenses	30,873	—	53,879	1,378	$8,211	$94,341
Less: asset impairments	1,984	—	—	—	—	1,984
Operating expenses excluding impairments	$28,889	$—	$53,879	$1,378	$8,211	$92,357

Six Months Ended June 30, 2015
Total operating expenses	$42,052	$—	$66,719	$561	$5,590	$114,922
Less: asset impairments	3,803	—	—	—	—	3,803
Operating expenses excluding impairments	$38,249	$—	$66,719	$561	$5,590	$111,119

Non-cash impairment charges attributable to the limited partners
(in thousands)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Asset impairments, as reported	91	3,803	1,984	3,803
Asset impairments attributable to the limited partners	89	3,727	1,944	3,727
Asset impairments attributable to the general partners	2	76	40	76

Gain on sale of assets attributable to the limited partners
(in thousands)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Gain on sale of assets, as reported	(1,071)	3,455	20,854	5,070
Gain on sale of assets attributable to the limited partners	(1,050)	3,386	20,437	4,969
Gain on sale of assets attributable to the general partners	(21)	69	417	101

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Net Income from Continuing Operations and Net Income from Continuing Operations Per Unit Attributable to the Limited Partners Excluding Impairments and Asset Sales
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Net income from continuing operations attributable to the limited partners, as reported	$47,726	$34,442	$73,616	$58,334
Gain on sale of assets attributable to the limited partners	(1,050)	3,386	20,437	4,969
Asset impairments attributable to the limited partners	89	3,727	1,944	3,727
Net income from continuing operations attributable to the limited partners excluding impairments and gain on asset sales	$46,765	$41,555	$95,997	$67,030
Weighted average number of common units outstanding:	12,232	12,232	12,232	12,232
Net income from continuing operations per unit attributable to the limited partners excluding impairments and gain on asset sales	$3.82	$3.40	$7.85	$5.48

-end-